Virtus ETF Trust II 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus ETF Trust II of our report dated September 27, 2021, relating to the financial statements and financial highlights, which appears in the Virtus Newfleet High Yield Bond ETF, Virtus Seix Senior Loan ETF, Virtus Terranova U.S. Quality Momentum ETF, and Virtus Newfleet ABS/MBS ETF Annual Report on Form N-CSR for the year ended July 31, 2021. We also consent to the references to us for Virtus Newfleet High Yield Bond ETF, Virtus Seix Senior Loan ETF, Virtus Terranova U.S. Quality Momentum ETF, and Virtus Newfleet ABS/MBS ETF under the headings “Financial Highlights” and “Financial Statements” as well as the references to us for Virtus Newfleet High Yield Bond ETF, Virtus Seix Senior Loan ETF, Virtus Terranova U.S. Quality Momentum ETF, Virtus Newfleet ABS/MBS ETF and Virtus Duff & Phelps Clean Energy ETF under the heading of “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 23, 2021